                                 EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 16th day of July, 1997, by and between Willis Lease Finance Corporation ("Employer"), a California corporation, and Donald A. Nunemaker (hereinafter referred to as "Employee");

     WITNESSETH:

     WHEREAS, Employer desires to employ Employee, and Employee desires to be employed by Employer, upon the terms and conditions set forth in this Employment Agreement; and

     WHEREAS, Employee acknowledges that he has had an opportunity to consider this Agreement and consult with independent advisor(s) of his choosing with regard to the terms of this Agreement, and enters this Agreement voluntarily and with a full understanding of its terms;

     NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter set forth, Employer and Employee agree as follows:

     1. EMPLOYMENT AND TERM. Employer agrees to employ Employee as Executive Vice President, Chief Administrative Officer for a period of two (2) years ("Initial Employment Period") commencing on or about July 30, 1997, and ending on or about July 31, 1999 unless terminated prior thereto in accordance with Section 4 hereof. Each full twelve month period Employee is employed by Employer shall be referred to herein as an "Employment Year." The entire duration of Employee's employment by Employer hereunder shall be referred to herein as the "Employment Period." Employee shall devote his full time and attention, with undivided loyalty, to the business and affairs of Employer during the Employment Period. Employee shall not engage in any other business or job activity during the Employment Period without Employer's prior written consent. Employee shall in good faith perform those duties and functions as are required by his position and as are determined and assigned to him from time to time by the Board of Directors of Employer of its designate(s). Notwithstanding the foregoing or any other provision in this Agreement, Employer shall have the right to modify from time to time the title and duties assigned to Employee.

     After the expiration of the Initial Employment Period pursuant to this Agreement, Employee's employment will automatically renew for a period of one year, each year, on the same terms and conditions as are set forth herein, unless either party gives the other notice of nonrenewal at least six(6) months prior to the end of the last applicable Employment Year. Employer may in its sole discretion elect to pay Employee the equivalent of six months base salary in lieu of notice in the event of nonrenewal of this Agreement.

     2. COMPENSATION. During the Employment Period, Employee shall receive compensation from Employer for his services hereunder determined as follows:

Nunemaker Employment Agreement
Page 2


            BASE SALARY. Employer agrees to pay to Employee during the Employment Period a base salary (hereinafter referred to as the "Base Salary"), in the amount of One Hundred Fifty Thousand Dollars ($150,000.00) per Employment Year, to be paid not less frequently than monthly in accordance with Employer's usual payroll practices. The Board of Directors will review Employee's Base Salary no less than once annually, and shall have sole discretion to increase or decrease the Base Salary, so long as the Base Salary is not set below $150,000.00.

            PROFIT INCENTIVE PLAN. Employee will be eligible to participate in the Willis Lease Profit Incentive Plan under which Employee will be eligible for an annual bonus. As currently written for the calendar year 1997 Employee would be entitled to a bonus of 85% of his Base Salary if the Employer meets the analysts projections as to new lease volume and after-tax profit. Bonuses will increase if projections are exceeded, and will be reduced if they fall below projections, with no bonus paid if the actual results are less than 75% of projections. Because the terms of Employee's Employment Period will commence in the middle of the calendar year, Employee will be eligible for a pro rata portion of his bonus based upon that period of the calendar year for which he has actually been employed. The complete terms and conditions of the Profit Incentive Plan are set forth in the separate documents governing such plan and Employee agrees to be bound by the provisions contained therein.

            RELOCATION/TRANSITIONAL EXPENSE COMPENSATION. Employer shall pay to Employee the amount of $24,000.00 to compensate Employee for costs and expenses associated with relocating to accept employment with Employer.
Employer shall gross up for tax purposes $14,000 of the $24,000 relocation expense. This relocation expense payment shall be delivered to Employee no later than twenty (20) days subsequent to the date on which the Employee commences employment pursuant to this Agreement. Employee shall be required to reimburse Employer for the full amount of the relocation expense payment in the event that Employee terminates this Agreement within twelve months of the commencement of employment hereunder or is terminated for cause. Employee shall be required to reimburse Employer for one-half the amount of the relocation expense payment ($12,000.00) in the event that Employee terminates this Agreement after twelve months, but within twenty four months of the commencement of employment hereunder, or is terminated for cause.

            SIGNING BONUS. Employer shall pay to Employee the amount of $50,000 as a signing bonus to compensate Employee for money he would have received as a bonus had he remained employed by this previous employer. The signing bonus shall be delivered to Employee no later than twenty (20) days subsequent to the date on which the Employee commences employment pursuant to this Agreement. Employee shall be required to reimburse Employer for the full amount of the signing bonus in the event that Employee terminates this Agreement within twelve months of the commencement of employment hereunder or is terminated for cause. Employee shall be required to reimburse Employer for one-half the amount of the signing bonus ($25,000.00) in the event that Employee terminates this Agreement after twelve months, but within twenty four months of the commencement of employment hereunder, or is terminated for cause.

     3. FRINGE BENEFITS. During the Employment Period, Employer agrees to provide Employee with the following fringe benefits:

Nunemaker Employment Agreement
Page 3


            (A) BUSINESS EXPENSE REIMBURSEMENT. Employee shall be authorized to incur reasonable business expenses in performing his duties under this Agreement, including, but not limited to, expenses for entertainment, long distance telephone calls, lodging, meals, air fare, transportation and travel. Employer will reimburse Employee for all such reasonable expenses upon presentation by Employee, from time to time, of an itemized account or other appropriate documentation of such expenses.

            (B) VACATION. Employee shall be entitled to three (3) weeks of paid vacation during each Employment Year, provided, however, that Employer and Employee must mutually agree as to the time during any Employment Year when such vacation may be taken.

            (C) BENEFITS. Employee will be eligible to participate in benefit plans and policies provided to other Employer employees of similar status, on the terms and conditions existing, and as may be changed from time to time, for participation in those plans and policies.

            (D) STOCK OPTIONS. Employee will be eligible to participate in the Employee Stock Option Plan and Employee Stock Purchase Plan subject to the terms and conditions set forth in detail in the separate Stock Option and Stock Purchase Plan documents. The terms of vesting applicable to Employee are set forth in detail in the separate plan documents, and Employee agrees to be bound by the provisions contained therein, except as otherwise provided in this Agreement. Pursuant to the Employee Stock Option Plan, Employee shall be granted 30,000 shares of Willis Lease Finance Corporation stock exercisable at the market value per share at the close of business on the date that Employee executes this Employment Agreement. Twenty five (25) per cent of these stock options shall be vested and exercisable on the grant date, on or about August 4, 1997. The balance of the shares shall be come exercisable in three (3) equal successive annual installments, so long as Employee continues his employment with Employer.

     4. TERMINATION. Either Employer or Employee may terminate Employee's employment in accordance with the following provisions:

            (A) TERMINATION BY EMPLOYER. The employment of Employee may be terminated by Employer for any reason or no reason, with or without cause or justification, subject to the following:

               (i) In the event that Employee's employment is terminated by Employer for cause, or due to death or due to Employee's inability to properly perform his duties by reason of incapacity for a period of more than ninety (90) days, Employer's total liability to Employee or his heirs shall be limited to payment of Employee's Base Salary and benefits through the effective date of termination, and Employee shall not entitled to any further compensation or benefits provided under this Agreement.

                    (a) Cause for termination shall include, but shall not be limited to: (1) Employee's conviction of or plea of nolo contendere to any felony or gross misdemeanor charges brought in any Court of competent jurisdiction; (2) Any fraud, misrepresentation or gross misconduct by Employee against Employer; (3) Employee's breach of this Agreement.

Nunemaker Employment Agreement
Page 4

               (ii) In the event Employee's employment is terminated by Employer other than for cause, Employer will provide not less than six (6) months notice of termination or an amount equal to six (6) months of Employee's Base Salary in lieu of notice and Employee will be paid his Base Salary and Benefits through the date of termination. The notice period and/or payments in lieu of notice provided herein shall be terminated in the event Employee obtains new employment after receiving notice of termination from Employer.

            (B) TERMINATION BY EMPLOYEE. If Employee's employment with Employer is terminated by Employee for any reason, Employee shall be entitled only to his Base Salary and benefits through the date of termination and shall not be entitled to any further compensation or benefits pursuant to this Agreement. Employee agrees to give Employer at least ninety (90) days prior written notice of termination of his employment. Employer shall have the right in its sole discretion to continue to employ Employee for ninety days, or for a shorter period with pay in lieu of notice to Employee in the amount to which Employee would have been entitled if employed for the ninety-day notice period.

     5. MAINTENANCE OF CONFIDENTIALITY AND DUTY OF LOYALTY. Employee acknowledges that, pursuant to his employment with Employer, he will necessarily have access to trade secrets and information that is confidential and proprietary to Employer in connection with the performance of his duties. In consideration for the disclosure to Employee of, and the grant to Employee of access to such valuable and confidential information and in consideration of his employment, Employee shall comply in all respects with the provisions of this
Section 5.

            (A) NONDISCLOSURE. During the Employment Period and thereafter, Confidential and Proprietary Information of Employer of which Employee gains knowledge during the Employment Period or prior thereto in connection with his hiring shall be used by Employee only for the benefit of Employer in connection with Employee's performance of his employment duties, and Employee shall not, and shall not allow any other person that gains access to such information in any manner or form, disclose, communicate, divulge or otherwise make available, or use, any such information, other than for the immediate benefit of Employer and without the prior written consent of Employer. For purposes of this Agreement, the term "Confidential and Proprietary Information" means information not generally known to the public and which is proprietary to Employer and relates to Employer's existing or reasonably foreseeable business or operations, including but not limited to trade secrets, business plans, advertising or public relations strategies, financial information, budgets, personnel information, customer information and lists, and information pertaining to research, development, manufacturing, engineering, processing, product designs (whether or not patented or patentable), purchasing and licensing, and may be embodied in reports or other writings or in blue prints or in other tangible forms such as equipment and models. Employee will refrain from any acts or omissions that would jeopardize the confidentiality or reduce the value of any Employer Confidential and Proprietary Information.

            (B) COVENANT OF LOYALTY. During the Employment Period and for any period Employee is receiving compensation from Employer, Employee shall not, on his own account or as an employee, agent, promoter, consultant, partner, officer, director, or shareholder of any other person, firm, entity, partnership or corporation, own operate, lease, franchise, conduct, engage in,

Nunemaker Employment Agreement
Page 5

be connected with, have any interest in, or assist any person or entity engaged in any business in the continental United States that is in any way competitive with or similar to the business that is conducted by Employer or is in the same general field or industry as Employer.

Without limiting the generality of the foregoing, Employee does hereby covenant not to, during the Employment Period and for any period that he is receiving compensation from Employer:

     (i) solicit, accept or receive any compensation from any customer of Employer or any business competitive to that of Employer; or

     (ii) contact, solicit or call upon any customer or supplier of Employer on behalf of any person or entity other than Employer for the purpose of selling, providing or performing any services of the type normally provided or performed by Employer; or

     (iii) induce or attempt to induce any person or entity to curtail or cancel any business or contracts which such person or entity had with Employer; or

     (iv) induce or attempt to induce any person or entity to terminate, cancel or breach any contract which such person or entity has with Employer, or receive or accept any benefits from such termination, cancellation or breach.

            (C) NO SOLICITATION. During the Employment Period, during any period Employee is receiving compensation from Employer and for one year thereafter, Employee agrees not directly or indirectly to solicit, induce or attempt to solicit or induce any employee of Employer to terminate his or her employment with Employer in order to become employed by any other person or entity.

            (D) INJUNCTIVE RELIEF. Employee expressly agrees that the covenants set forth in this Section 5 are reasonable and necessary to protect Employer and its legitimate business interest, and to prevent the unauthorized dissemination of Confidential Information to competitors of Employer. Employee also agrees that Employer will be irreparably harmed and that damages alone cannot adequately compensate Employer if there is a violation of this Section 5 by Employee, and that injunctive relief against Employee is essential for the protection of Employer. Therefore, in the event of any such breach, it is agreed that, in addition to any other remedies available, Employer shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, plus attorneys' fees actually incurred for the securing of such relief. Furthermore, Employee agrees that Employer shall not be required to post a bond or other collateral security with the court if Employer seeks injunctive relief. To the extent any provision of this Section 5 is deemed unenforceable by virtue of its scope or limitation, Employee and Employer agree that the scope and limitation provisions shall nevertheless be enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction where enforcement is sought.

     6. NOTICES. Any notice which either party may wish or be required to give to the other party pursuant to this Agreement shall be in writing and shall be either personally served or

Nunemaker Employment Agreement
Page 6


deposited in the United States mail, registered or certified and with proper postage prepaid, addressed as follows:

     TO EMPLOYER:   Willis Lease Finance Corporation
                    Charles F. Willis, President and CEO
                    180 Harbor Drive, Suite 200
                    Sausalito, CA  94965

     TO EMPLOYEE:   Donald A. Nunemaker
                    803 Beaumont Drive
                    Naperville, IL  60540

or to such other address as the parties may designate from time to time by written notice to the other party given in the above manner. Notice given by personal service shall be deemed effective upon service. Notice given by registered or certified mail shall be deemed effective three (3) days after deposit in the mail.

     7.     MISCELLANEOUS.

            (A) MODIFICATIONS. This agreement supersedes all prior agreements and understandings between the parties relating to the employment of Employee by Employer, and it may not be changed or terminated orally. No modification, termination, or attempted waiver of any other provisions of this Agreement shall be valid unless in writing signed by the party against whom the same is sought to be enforced.

            (B) ENFORCEABILITY AND SEVERABILITY. If any terms of this Agreement is deemed void, voidable, invalid or unenforceable for any reason, such term shall be deemed severable from all other terms of this Agreement, which shall continue in full force and effect.

            (C) PRIOR OBLIGATIONS OF EMPLOYEE. Employee represents and warrants that by entering this Agreement he is not breaching any contractual relationship or obligation toward any person or entity. Furthermore, he understands that Employer is hiring him solely for the purpose of engaging his skill and expertise and not to acquire trade secrets or confidential information belonging to any other person or entity. Employee further understands that he is prohibited from disclosing such trade secrets and proprietary information to Employer.

            (D) ARBITRATION. Any disputes or controversy between the parties to this Agreement, including allegations of fraud and misrepresentation, arising from or as a result of this Agreement, the resulting business dealings between Employer and Employee, Employee's employment or the termination thereof, including any claims of discrimination or other claims under any federal, state, or local law or regulation now in existence or hereinafter enacted concerning in any way the subject of Employee's employment with Employer or its termination, shall be resolved, after the parties attempt informal resolution, exclusively by arbitration in accordance with the Rules and Regulations of the American Arbitration Association. All Arbitration hearings shall be held in San Francisco County, California within one hundred twenty (120) days from the date Arbitration is demanded by any of the parties and the Arbitrator shall

Nunemaker Employment Agreement
Page 7

render his/her written decision within thirty (30) day after the Arbitration hearing has concluded. The decision of the Arbitrator shall be final and binding on all parties, and may be entered as a judgment by any party with any federal or state court of competent jurisdiction. The parties to the Arbitration hearing shall share any filing fees and Arbitrator's fees which must be paid in advance of the hearing equally; however, as set forth below the prevailing party shall be entitled to recover from the losing party all costs that is has incurred as a result of the Arbitration hearing, including fees paid to the arbitrator, travel costs and attorneys' fees. This provision shall not alter the rights of the parties to seek and obtain the provisional equitable remedies provided under any applicable state or federal law. Employee represents, by his signature, that he is making a voluntary and knowing waiver of his right to pursue any and all employment-related claims in court.

            (E) SUCCESSORS. This Agreement shall extend to and be binding upon Employee, his legal representatives, heirs and distributees, and upon Employer, its successors and assigns.

            (F) GOVERNING LAW. This Agreement and all remedies hereunder shall be construed and enforced in accordance with the laws of the State of California.

            (G) JURISDICTION; VENUE; ATTORNEYS' FEES. The parties do hereby agree and submit to personal jurisdiction in the State of California for the purposes of any proceedings brought to enforce or construe the terms of this Agreement or to resolve any dispute or controversy arising under, as a result of, or in connection with this Agreement, and do hereby agree and stipulate that any such proceedings shall be venued and held in San Francisco County, California. The prevailing party in any such proceeding shall be entitled to recover from the losing party all costs that it has incurred as a result of such proceeding including but not limited to all travel costs and attorneys' fee.

            (H) EFFECTIVE DATE. This Agreement shall be effective as of the date first above written.

Nunemaker Employment Agreement
Page 8

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the date first set forth above.

Employer:

WILLIS LEASE FINANCE CORPORATION

By:   /s/  Charles F. Willis
   -------------------------------------
               President and CEO

Employee:

     /s/  Donald A. Nunemaker
----------------------------------------
             DONALD A. NUNEMAKER